UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 27, 2006
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

435 Newbury Street, Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(978) 762-8999

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.
On October 23, 2006, we initiated a staged closure of our office in Danvers, Massachusetts. As part of this plan, we have or will lay off the employees in this office. We anticipate closing this office in April 2007, when its lease expires, and transitioning the operational functions from the Danvers office to our office in Arden Hills, Minnesota. We expect that this office consolidation and the related employee lay-offs will result in charges of approximately between $50,000 and $100,000, consisting primarily of employee-related costs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
/s/ Frank Katarow
Date: October 27, 2006	By: Frank Katarow
Chief Executive Officer (interim)